EXHIBIT 21

ST. JUDE MEDICAL, INC.
SUBSIDIARIES OF THE REGISTRANT
as of January 3, 2015

St. Jude Medical, Inc. Wholly Owned Subsidiaries:

•	Pacesetter, Inc. - Sylmar, California; Scottsdale, Arizona; and Maven, South Carolina (Delaware corporation) (dba St. Jude Medical Cardiac Rhythm Management Division)

•	St. Jude Medical S.C., Inc. - Austin, Texas (Minnesota corporation)

•	St. Jude Medical Europe, Inc. - St. Paul, Minnesota (Delaware corporation)

•	St. Jude Medical Canada, Inc. - Mississauga, Ontario (Ontario, Canada corporation)

•	St. Jude Medical (Shanghai) Co., Ltd. - Shanghai, China (Chinese corporation)

◦	Beijing, Shanghai and Guangzhou representative offices

•
St. Jude Medical Australia Pty., Ltd. - Sydney, Australia (Australian corporation) (64.42% (1,381,000 shares) held by St. Jude Medical, Inc. and 27.21% (583,251 shares) held by St. Jude Medical Asia Pacific Holdings GK) and 8.37% (179,373 shares) held by St. Jude Medical Luxembourg S. a r.l

•	St. Jude Medical Brasil, Ltda. - Sao Paulo and Belo Horizonte, Brazil (Brazilian corporation)

•	St. Jude Medical, Atrial Fibrillation Division, Inc. (Formerly St. Jude Medical, Daig Division, Inc.) - Minnesota and California (Minnesota corporation)

◦	Endocardial Solutions NV/SA (Belgian corporation)

•	St. Jude Medical Colombia, Ltda. - Bogota, Colombia (Colombian corporation)

•	CardioMEMS, LLC.. - (Delaware limited liability company) (merged with Eagle merger corp)

•	St. Jude Medical ATG, Inc. - Maple Grove, Minnesota (Minnesota corporation) (Shell)

•	Irvine Biomedical, Inc. - Irvine, California (California corporation)

•	St. Jude Medical, Cardiology Division, Inc. (Formerly Velocimed, Inc.) - Minnesota (Delaware corporation) (dba St. Jude Medical Cardiovascular Division)

◦	LightLab Imaging, Inc. - Westford, Massachusetts (Delaware corporation)

◦	Sealing Solutions, Inc. - Plymouth, Minnesota (Georgia corporation)

•	SJ Medical Mexico, S. de R.L. de C.V. - (Mexican corporation)

•	St. Jude Medical Argentina S.A. - Buenos Aires, Argentina (Argentinean corporation)

•	Advanced Neuromodulation Systems, Inc. - Plano, Texas (Texas corporation) (dba St. Jude Medical Neuromodulation Division)

◦	Hi-Tronics Designs, Inc. - Budd Lake, New Jersey (New Jersey corporation)

•	AGA Medical Holdings, Inc. - Plymouth, Minnesota (Delaware corporation)

◦	AGA Medical Corporation - Plymouth, Minnesota (Minnesota corporation)

▪	AGA Medical Belgium SPRL (Belgian corporation)
•Sphinx Subsidiary Corporation (Delaware corporation)
•RF Medical Holdings LLC (Delaware limited liability company)

◦	NeuroTherm LLC (Delaware limited liability company)

▪	Flivopress BV (Dutch corporation) (Wholly owned subsidiary of NeuroTherm LLC)

▪	RDG Medical Holdings, Ltd. (UK corporation) (Wholly owned subsidiary of NeuroTherm LLC)
•St. Jude Medical Business Services Inc. (Delaware corporation)

•	SJM International, Inc. - St. Paul, Minnesota (Delaware corporation)

◦	St. Jude Medical Mexico Business Services, S.de R.L. de C.V. (Mexico Corporation)

◦	St. Jude Medical International Holding S.a r.l. (Luxembourg corporation)

St. Jude Medical International Holding S.a.r.l. Wholly Owned Legal Entities (Directly and Indirectly):

◦	U.S. Branch of St. Jude Medical International Holding S.à r.l.

◦	St. Jude Medical Luxembourg Holding II S.à r.l. (Luxembourg Corporation)

◦	St. Jude Medical Luxembourg Holding NT S.à r.l. (Luxembourg Corporation)

◦	St. Jude Medical Sweden AB (Swedish corporation)

◦	St. Jude Medical Danmark A/S (Danish corporation)

◦	St. Jude Medical (Portugal) - DistribuiMed de Produtos MModuto, Lda. (Portuguese corporation)

◦	St. Jude Medical Export Ges.m.b.H. (Austrian corporation)

◦	St. Jude Medical Medizintechnik Ges.m.b.H. (Austrian corporation)

◦	St. Jude Medical Italia S.p.A. (Italian corporation)

◦	St. Jude Medical Belgium (Belgian corporation)

◦	St. Jude Medical Espana S.A. (Spanish corporation)

◦	St. Jude Medical France S.A.S. (French corporation)

◦	St. Jude Medical Finland O/y (Finnish corporation)

◦	St. Jude Medical Sp.zo.o. (Polish corporation)

◦	St. Jude Medical GmbH (German corporation)
▪NeuroTherm GmbH (German corporation)

◦	St. Jude Medical Kft (Hungarian corporation)

◦	St. Jude Medical UK Limited (United Kingdom corporation)
▪NeuroTherm Ltd. (United Kingdom corporation)

◦	St. Jude Medical (Schweiz) AG (Swiss corporation)

◦	UAB “St. Jude Medical Baltic” (Lithuanian corporation)

◦	St. Jude Medical Norway AS (Norwegian corporation)

▪	St. Jude Medical Luxembourg Holding S.a.r.l. (Luxembourg Corporation)U.S. Branch of St. Jude Medical Luxembourg Holding S.à r.l.

◦	MediGuide, LLC (Delaware limited liability company)

▪	MediGuide Ltd. (Israeli corporation)

▪	St. Jude Medical Nederland B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Luxembourg Holding S.à r.l.)

◦	NeuroTherm BV (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Nederland B.V.)

▪	St. Jude Medical Puerto Rico LLC (Puerto Rican corporation) (wholly owned subsidiary of St. Jude Medical Luxembourg Holding S.à r.l.)

▪	St. Jude Medical GVA S.a r. l. (Switzerland corporation) (formerly Endosense S.A.)

▪	SJM Coordination Center BVBA (Belgian corporation) (wholly owned subsidiary of St. Jude Medical Luxembourg Holding S.à r.l.)

◦	Cardio Life Research S.A. (Belgian corporation)

◦	St. Jude Medical Balkan d.o.o. (Serbian corporation)

◦	St. Jude Medical Estonia OÜ (Estonian corporation)

◦	SJM Hellas Limited Liability Trading Company (Greece corporation)

◦	Beirut Lebanon Branch

▪	St. Jude Medical Operations (Malaysia) Sdn. Bhd. (Malaysian corporation) (wholly owned subsidiary of St. Jude Medical Luxembourg Holding S.à r.l.)

▪	St. Jude Medical Costa Rica Limitada (Costa Rica corporation) (wholly owned subsidiary of St. Jude Medical Luxembourg Holding S.à r.l.)

▪	St. Jude Medical Luxembourg S.a r.l. (Luxembourg corporation)

◦	US Branch of St. Jude Medical Luxembourg S.a.r.l.

◦	St. Jude Medical Holdings B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Luxembourg S.à r.l.)

▪	St. Jude Medical India Private Limited (Indian corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)

▪	St. Jude Medical New Zealand Limited (New Zealand corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)

▪	St. Jude Medical Asia Pacific Holdings GK (Japanese corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)

◦	St. Jude Medical Japan Co., Ltd. (Japanese corporation) (wholly owned subsidiary of St. Jude Medical Asia Pacific Holdings GK)

◦	St. Jude Medical (Singapore) Pte. Ltd. (Singaporean corporation) (wholly owned subsidiary of St. Jude Medical Asia Pacific Holdings GK)

◦	St. Jude Medical (Malaysia) Sdn Bhd (Malaysian corporation) (wholly owned subsidiary of St. Jude Medical Asia Pacific Holdings GK)

◦	St. Jude Medical Taiwan Co. (Taiwan corporation) (wholly owned subsidiary of St. Jude Medical Asia Pacific Holdings GK)

◦	St. Jude Medical Korea YH (Korean corporation) (wholly owned subsidiary of St. Jude Medical Asia Pacific Holdings GK)

◦	St. Jude Medical (Hong Kong) Limited (Hong Kong corporation) (wholly owned subsidiary of St. Jude Medical Asia Pacific Holdings GK)

◦	St. Jude Medical (Thailand) Co., Ltd. - Bangkok, Thailand (Thai corporation) (wholly owned subsidiary of St. Jude Medical Asia Pacific Holdings GK)

▪	St. Jude Medical AB (Swedish corporation) (Wholly owned subsidiary of St. Jude Medical Holdings BV)

◦	St. Jude Medical Systems AB (formerly Radi Medical Systems AB) (Swedish corporation)

▪	Radi Medical Systems Pte., Ltd. (Singapore corporation)

◦	HB Betakonsult (Swedish partnership) (St. Jude Medical AB holds a 99% interest and St. Jude Medical Systems AB holds a 1% interest)